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                                                                   Exhibit 23.01


         Consent of Ernst & Young Entrepreneurs, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59959, 333-73015) pertaining to the 1998 Equity Incentive Plan, 1998 employee Stock Purchase Plan and 1998 Non-Employee Directors Option Plan of Actuate Corporation of our report dated June 11, 1999, except for note 9, as to which the date is June 18, 1999, with respect to the consolidated financial statements of Actuate Holding B.V. included in the Current Report (Form 8-K/A Amendment No. 1) dated June 18, 1999.



                                                /s/  Ernst & Young Entrepreneurs


Paris, France
August 27, 1999